                                                                Exhibit 11
                                                                ----------

                           CONAGRA, INC. AND SUBSIDIARIES

                          Computation of Income Per Share

                       (In millions, except per share amounts)


                                                                                          Fiscal Year Ended
                                                               -------------------------------------------------------------------
                                                                                             52/53 Weeks
                                                               -------------------------------------------------------------------
                                                               May 29,        May 28,        May 26,        May 25,        May 31,
                                                                1994           1995           1996           1997           1998
                                                                ----           ----           ----           ----           ----
Income per share - basic:

     Income before cumulative effect of change
          in accounting                                         $437.1         $495.6         $188.9         $615.0         $628.0
     Less preferred dividends                                     24.0           24.0            8.6            -              -
                                                                ------         ------         ------         ------         ------
     Income available for common stock
          before cumulative effect of change in accounting       413.1          471.6          180.3          615.0          628.0
     Cumulative effect of change in accounting                     -              -              -              -            (14.8)
                                                                ------         ------         ------         ------         ------
     Net income available for common stock                      $413.1         $471.6         $180.3         $615.0         $613.2
                                                                ------         ------         ------         ------         ------
                                                                ------         ------         ------         ------         ------

     Weighted average shares outstanding -
          basic                                                  453.3          453.0          451.3          451.3          451.8
                                                                ------         ------         ------         ------         ------
                                                                ------         ------         ------         ------         ------

     Income per share - basic:
     Income before cumulative effect
          of change in accounting                               $ 0.91         $ 1.04         $ 0.40         $ 1.36          $1.39
     Cumulative effect of change in accounting                     -              -              -              -            (0.03)
                                                                ------         ------         ------         ------         ------
     Basic income per share                                     $ 0.91         $ 1.04         $ 0.40         $ 1.36          $1.36
                                                                ------         ------         ------         ------         ------
                                                                ------         ------         ------         ------         ------

Income per share - diluted:

     Income available for common stock
          before cumulative effect of change in accounting      $413.1         $471.6         $180.3         $615.0         $628.0
     Add dividends on convertible preferred
          stock where dilutive                                    24.0           24.0            -              -              -
                                                                ------         ------         ------         ------         ------
     Income available for common stock
          before cumulative effect of change
          in accounting assuming full dilution                   437.1          495.6          180.3          615.0          628.0
     Cumulative effect of change in accounting                     -              -              -              -            (14.8)
                                                                ------         ------         ------         ------         ------
     Net income assuming full dilution                          $437.1         $495.6         $180.3         $615.0         $613.2
                                                                ------         ------         ------         ------         ------
                                                                ------         ------         ------         ------         ------

                                                      ---------------------

                                                                                          Fiscal Year Ended
                                                               -------------------------------------------------------------------
                                                                                             52/53 Weeks
                                                               -------------------------------------------------------------------
                                                               May 29,        May 28,        May 26,        May 25,        May 31,
                                                                1994           1995           1996           1997           1998
                                                                ----           ----           ----           ----           ----
     Weighted average shares
          outstanding - basic                                    453.3          453.0          451.3          451.3          451.8
     Add shares contingently issuable upon
          exercise of stock options                                3.7            4.9            7.6            7.7            9.5
     Add shares assumed issued for
          convertible preferred stock where
          dilutive                                                29.3           29.3            -              -              -
                                                                ------         ------         ------         ------         ------
     Weighted average shares
          outstanding - diluted                                  486.3          487.2          458.9          459.0          461.3
                                                                ------         ------         ------         ------         ------
                                                                ------         ------         ------         ------         ------

     Income per share - diluted:
     Income before cumulative effect of change
          in accounting                                         $ 0.90         $ 1.02         $ 0.39         $ 1.34         $ 1.36
     Cumulative effect of change in accounting                     -              -              -              -            (0.03)
                                                                ------         ------         ------         ------         ------
     Diluted income per share                                   $ 0.90         $ 1.02         $ 0.39         $ 1.34         $ 1.33
                                                                ------         ------         ------         ------         ------
                                                                ------         ------         ------         ------         ------

Note 1: 1996 includes nonrecurring charges of $.79 and $.78 for basic and diluted income per share, respectively.

                                       39